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                                                                   EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the following Registration Statements of The Shaw Group Inc.:


         Form S-8 No. 333-02666 (dated March 25, 1996)
         Form S-3 No. 333-04570 (dated May 3, 1996)
         Form S-3 No. 333-30493 (dated July 1, 1997)
         Form S-8 No. 333-36315 (dated September 24, 1997)
         Form S-3 No. 333-62757 (dated September 2, 1998)
         Form S-8 No. 333-87175 (dated September 16, 1999)
         Form S-3 No. 333-44542 (dated August 25, 2000)
         Form S-3 No. 333-62848 (dated June 12, 2001)
         Form S-8 No. 333-62852 (dated June 12, 2001)
         Form S-8 No. 333-62856 (dated June 12, 2001)
         Form S-3 No. 333-62978 (dated June 14, 2001)
         Form S-3 No. 333-84408 (dated March 15, 2002)
         Form S-3 No. 333-90058 (dated June 7, 2002)

of our report dated June 7, 2002, except for the certain matters discussed in
Note 2, as to which the date is June 15, 2002, with respect to the consolidated financial statements of The IT Group, Inc. for the year ended December 28, 2001 included in The Shaw Group Inc.'s Current Report on Form 8-K dated July 12, 2002, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
July 12, 2002